Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 13%

SEATTLE, WASHINGTON — May 2, 2007, Expeditors International of Washington, Inc. (NASDAQ: EXPD) today announced net earnings of $59,288,000 for the first quarter of 2007, compared with $52,352,000 for the same quarter of 2006, an increase of 13%.  Net revenues for the first quarter increased 12% to $334,136,000 as compared with $298,142,000 reported for the first quarter of 2006.  Total revenues and operating income were $1,118,946,000 and $94,525,000 in 2007, compared with $1,026,537,000 and $85,401,000 for the same quarter of 2006, increases of 9% and 11%, respectively.  Diluted net earnings per share for the first quarter were $.27 as compared with $.24 for the same quarter in 2006, an increase of 13%.  The company also reported that same store net revenues and operating income increased 12% and 11% respectively, during the first quarter of 2007 as compared with the same period in 2006.

“We were quite gratified to report double-digit growth in the first quarter of 2007.” said Peter J. Rose, Chairman and Chief Executive Officer.  “We’ve known this was going to be a difficult quarter since we reported last year’s first quarter results---we were up 70% over 2005.  For us, that old adage about last year’s victory being this year’s hurdle has never been more true. These were the toughest year-over-year comps that we’ve ever faced and thanks to the consistent efforts of our employees, we think we’ve come through just fine. “ Rose continued.

“This first quarter of 2007 was actually quite challenging, aggressive comparables aside.  As expected, March was the strongest month of the quarter—and was a record March.  Ocean volumes were good, despite a softer pricing environment as compared with the first quarter of 2006.  Our air product did just fine, from both an increased tonnage and yield management perspective and the brokerage group, as they typically do, made steady progress.  All this in what could have been regarded as a somewhat tougher general environment than we saw during last year’s first quarter.” Rose explained. “However, we do measure our internal progress by how well we do at achieving our own expectations.  Regardless of what might, or might not, be going on in the global economy, we always expect to do a little better this year than we did last year.  Our first quarter results, on a net earnings basis, were very close to what was reflected in our 2007 budget.  Taken in a net earnings context, we’ve nearly doubled our first quarter profitability since 2005 and we think that we’ve managed that growth pretty well.  Finally, we’d be remiss in closing without publicly thanking our employees for their outstanding efforts and our customers, our vendor/partners, and our shareholders for their support.  Thank you one and all!” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 172 full-service offices, 60 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

1st Quarter 2007 Earnings Release

May 2, 2007

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2007

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended
	2007	2006	% Increase
Revenues	$1,118,946	$1,026,537	9%
Net revenues	$334,136	$298,142	12%
Operating income	$94,525	$85,401	11%
Net earnings	$59,288	$52,352	13%
Diluted earnings per share	$.27	$.24	13%
Basic earnings per share	$.28	$.25	12%
Diluted weighted average shares outstanding	222,842,546	222,560,098
Basic weighted average shares outstanding	213,428,221	213,422,478

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

Offices opened during the First Quarter of 2007

ASIA	LATIN AMERICA	MIDDLE EAST
Hangzhou, China •	Guatemala City, Guatemala •	Doha, Qatar •
Chongqing, China • (1)
Batam, Indonesia +

• Full-service office	• Full-service office	• Full-service office
+ Satellite office of Singapore
(1) Chongqing was previously a
satellite office of Shanghai.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on May 4, 2007 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 14, 2007.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$576,816	$511,358
Short-term investments	530	578
Accounts receivable, net	750,938	811,486
Deferred Federal and state income taxes	7,386	7,490
Other current assets	15,723	10,925
Total current assets	1,351,393	1,341,837

Property and equipment, net	455,835	450,856
Goodwill, net	7,927	7,927
Other intangibles, net	7,254	7,584
Other assets	14,390	14,134

	$1,836,799	$1,822,338
Liabilities and Shareholders’ Equity

Current liabilities:
Short term borrowings	224	—
Accounts payable	513,598	544,028
Accrued expenses, primarily salaries and related costs	138,454	122,081
Federal, state and foreign income taxes	33,406	43,036
Total current liabilities	$685,682	$709,145

Deferred Federal and state income taxes	$32,996	$26,743

Minority interest	$16,594	$16,515

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 213,351,763 shares at March 31, 2007 and 213,080,466 shares at December 31, 2006	2,134	2,131
Additional paid-in capital	90,238	119,582
Retained earnings	993,346	934,058
Accumulated other comprehensive income	15,809	14,164
Total shareholders’ equity	1,101,527	1,069,935

	$1,836,799	$1,822,338

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended
	March 31,
	2007	2006
Revenues:
Airfreight	$517,205	$490,998
Ocean freight and ocean services	375,202	344,659
Customs brokerage and other services	226,539	190,880

Total revenues	1,118,946	1,026,537

Operating expenses:
Airfreight consolidation	389,644	380,581
Ocean freight consolidation	298,891	270,879
Customs brokerage and other services	96,275	76,935
Salaries and related costs	182,761	160,974
Rent and occupancy costs	16,667	15,668
Depreciation and amortization	9,575	8,053
Selling and promotion	9,096	7,957
Other	21,512	20,089
Total operating expenses	1,024,421	941,136

Operating income	94,525	85,401

Interest expense	(14)	(27)
Interest income	5,219	4,274
Other, net	755	1,667

Other income, net	5,960	5,914

Earnings before income taxes and minority interest	100,485	91,315

Income tax expense	41,160	37,052

Net earnings before minority interest	59,325	54,263

Minority interest	(37)	(1,911)

Net earnings	$59,288	$52,352

Diluted earnings per share	$0.27	$0.24

Basic earnings per share	$0.28	$0.25

Weighted average diluted shares outstanding	222,842,546	222,560,098

Weighted average basic shares outstanding	213,428,221	213,422,478

All share and per share amounts have been adjusted for the 2-for-1 stock split effective June 2006.

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2007	2006
Operating Activities:
Net earnings	$59,288	$52,352
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	514	(154)
Deferred income tax expense	5,468	6,280
Excess tax benefits from employee stock plans	(16,332)	(6,035)
Stock compensation expense	11,460	8,398
Depreciation and amortization	9,575	8,053
Gain on sale of property and equipment	(123)	(147)
Minority interest in earnings of consolidated entities	37	1,911
Other	334	1,074
Changes in operating assets and liabilities:
Decrease in accounts receivable	57,701	20,839
Increase in other current assets	(677)	(473)
Increase (decrease) in accounts payable and other current liabilities	(13,635)	28,852
Increase in taxes payable, net	2,469	17,183

Net cash provided by operating activities	116,079	138,133

Investing Activities:
Decrease (increase) in short-term investments	86	(8)
Purchase of property and equipment	(13,438)	(21,499)
Proceeds from sale of property and equipment	379	178
Other	(340)	(206)

Net cash used in investing activities	(13,313)	(21,535)

Financing Activities:
Borrowings of short-term debt, net	220	—
Proceeds from issuance of common stock	15,266	5,507
Repurchases of common stock	(72,398)	(26,960)
Excess tax benefits from employee stock plans	16,332	6,035

Net cash used in financing activities	(40,580)	(15,418)

Effect of exchange rate changes on cash	3,272	2,614

Increase in cash and cash equivalents	65,458	103,794

Cash and cash equivalents at beginning of period	511,358	463,894

Cash and cash equivalents at end of period	576,816	567,688

Interest and taxes paid:
Interest	11	24
Income taxes	33,033	12,675

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended
March 31, 2007

Revenues from unaffiliated customers	$245,725	28,086	602,031	156,379	14,783	19,371	52,571		1,118,946
Transfers between geographic areas	$22,498	1,978	3,980	7,761	1,697	2,506	3,423	(43,843)	—
Total revenues	$268,223	30,064	606,011	164,140	16,480	21,877	55,994	(43,843)	1,118,946

Net revenues	$135,467	14,700	93,153	56,027	8,927	9,795	16,067		334,136
Operating income	$28,063	2,729	44,884	10,151	2,404	2,052	4,242		94,525
Identifiable assets at quarter end	$878,559	62,270	395,634	361,557	27,678	38,209	75,262	(2,370)	1,836,799
Capital expenditures	$8,705	324	1,333	1,385	694	495	502		13,438
Depreciation and amortization	$5,169	331	1,375	1,737	200	400	363		9,575
Equity	$1,239,866	29,120	285,593	126,658	17,169	17,481	36,299	(650,659)	1,101,527

Three months ended
March 31, 2006

Revenues from unaffiliated customers	$217,757	28,404	558,759	141,099	12,354	16,153	52,011		1,026,537
Transfers between geographic areas	$25,442	1,730	3,683	7,325	1,409	1,893	2,382	(43,864)	—
Total revenues	$243,199	30,134	562,442	148,424	13,763	18,046	54,393	(43,864)	1,026,537

Net revenues	$124,233	14,705	82,813	49,337	7,401	7,231	12,422		298,142
Operating income	$24,572	3,339	41,283	10,570	1,981	1,274	2,382		85,401
Identifiable assets at quarter end	$858,480	53,528	334,631	301,741	22,222	28,199	55,011	2,398	1,656,210
Capital expenditures	$17,186	97	2,754	714	237	323	188		21,499
Depreciation and amortization	$4,068	351	1,190	1,536	198	365	345		8,053
Equity	$1,070,416	20,233	245,513	85,066	12,283	12,305	24,269	(495,771)	974,314

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.